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                              DICKINSON WRIGHT PLLC

                         500 Woodward Avenue, Suite 4000
                          Detroit, Michigan 48226-3425

                                 (313) 223-3500


                                             April 2, 1998

First Investors Management Company, Inc
95 Wall Street
New York, New York  10005-4297



          Re:  First Investors Multi-State Insured Tax Free Fund

Gentlemen:

     We consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.

                                             Very truly yours,

                                             DICKINSON WRIGHT PLLC


                                             By: /s/Thomas D. Hammerschmidt, Jr.